Exhibit 10

ASSET PURCHASE AGREEMENT

This AGREEMENT, made this 3rd day of March 2003, is by and among HATHAWAY PROCESS INSTRUMENTATION CORPORATION, a Colorado corporation (“Seller”), BETA CALIBRATOR CORP., a Texas corporation (“Buyer”), and MARTEL ELECTRONICS CORP., a New Hampshire corporation (“Guarantor”).

Recitals:

A.                                   Seller is engaged in the business of designing, manufacturing and distributing process instrumentation calibrators (the “Products”) under the trade name “Beta Calibrators” (hereinafter referred to as the “Beta Calibrators Business”).

B.                                     Seller desires to sell and transfer substantially all of the operating assets used in its Beta Calibrators Business, and Buyer desires to purchase those assets and assume certain liabilities of Seller related to the Beta Calibrators Business, all on the terms and conditions set forth in this Agreement.

C.                                     Buyer is a wholly-owned subsidiary of Guarantor, and Guarantor agrees to guarantee all of Buyer’s responsibilities and obligations under this Agreement.

NOW, THEREFORE, the parties hereto, for good and valuable consideration as set forth below, hereby agree as follows:

ARTICLE 1

Purchase and Sale of Assets

1.1                                 Purchase and Sale.  Subject to the terms and conditions of this Agreement, at the Closing, as hereinafter defined, Seller shall sell and Buyer shall purchase the Assets, as hereinafter defined, free and clear of all liens, encumbrances and security interests, and Buyer shall pay to Seller the Purchase Price, as hereinafter defined, in the amount and manner and at the time hereinafter specified.

1.2                                 Assets to be Purchased.  The following is an identification of the assets to be transferred to Buyer (the “Assets”) at Closing:

(a)                                  Inventory.  All finished, in process and raw material inventory of the Beta Calibrators Business, located at Seller’s leased facility in Farmers Branch, Texas or held by Seller’s suppliers for outside processing or ordered by Seller, in each instance as of the date of Closing (the “Inventory”).

(b)                                 Tangible Assets.  All the tangible personal property owned and used by Seller in the Beta Calibrators Business (other than Inventory) including furniture, fixtures, equipment, signage, machinery, telephones, marketing materials and office supplies used by Seller in the Beta Calibrators Business and located at Seller’s leased facility in Farmers Branch, Texas or ordered by Seller as of the date of Closing (the “Tangible Assets”).

(c)                                  Intangible Assets.  The goodwill and customer list of the Beta Calibrators Business; the trade names “BetaGauge”, “BetaFLEX”, “MasterCAL” and “CALTools”; the registered trademarks “BETAFLEX”, “MASTERCAL” and “CALTOOL”; “CAL TOOL” (and Design), for which a trademark application is currently pending; the domain names “betacalibrators.com” and “calibrationcentral.com”; and manufacturing know-how and drawings used by Seller in the Beta Calibrators Business (the “Intangible Assets”).

(d)                                 Contracts.  All of Seller’s rights, title and interest in and under contracts and agreements between Seller and its distributors, sales representatives and contract manufacturers, all operating leases for manufacturing or office equipment, and all capital leases for computer hardware and software, as such are used by Seller in the Beta Calibrators Business as set forth in Schedule 1.2(d) attached hereto (the “Contracts”); all purchase orders and sales commitments between Seller and its customers; and all licenses and permits used by Seller in the Beta Calibrators Business.

1.3                                 Excluded Assets.  Notwithstanding the foregoing categories of Assets, the following shall not be sold to Buyer and shall be retained by Seller (the “Excluded Assets”):

(a)                                  cash;

(b)                                 bank accounts;

(c)                                  all prepaid expenses, including but not limited to rent, security deposits, taxes and insurance premiums;

(d)                                 claims and refunds under insurance policies issued in Seller’s name or in which Seller is listed as “an insured” or “an additional insured”;

(e)                                  tax refunds and credits related to the operations of the Beta Calibrators Business prior to Closing;

(f)                                    corporate books and records, including minute books, stock records, accounting records and work papers, financial statements, tax returns, and insurance policies;

(g)                                 accounts receivable outstanding as of the Closing, as well as accounts receivable representing amounts due from customers of the Beta Calibrators Business for goods or services sold to them by Seller prior to Closing but not billed until after Closing (the “Accounts Receivable”); and

(h)                                 any assets of Seller not used in or related to the Beta Calibrators Business.

1.4                                 Lease. Seller’s Beta Calibrators Business is conducted from leased facilities located in Valley View Tech Center II and III at 2309 Springlake Road, Suite #600, Farmers Branch, Texas pursuant to a Commercial Lease Agreement with MRP/VV, L.P. (the “Landlord”) dated January 25, 2001, as set forth in Schedule 1.4 attached hereto (the “Lease”). Seller and Buyer shall use their best efforts to obtain the consent of the Landlord to the assignment of the Lease to Buyer effective as of the Closing. Pending receipt of Landlord’s consent, effective from and after Closing, Buyer shall assume and be responsible for all obligations of Seller under the Lease.  Buyer shall not be entitled to Seller’s security deposit under the Lease.

1.5                                 Purchase Price.  The Buyer shall pay to Seller a purchase price of $250,000 for the Assets (the “Purchase Price”), which shall be allocated among the Inventory, Tangible Assets, Intangible Assets and Contracts as set forth in Schedule 1.5 attached hereto.

1.6                                 Assumed Liabilities.  At Closing, Buyer shall assume all liabilities and obligations of Seller for or under the following (the “Assumed Liabilities”):

(a)                                  the Lease;

(b)                                 all Contracts;

(c)                                  all warranty claims related to the Beta-Port-P pressure modules sold by Seller on or prior to Closing;

(d)                                 all warranty claims related to all products (other than the Beta-Port-P pressure module, for which Buyer assumes liability pursuant to Section 1.6(c) hereof) shipped by Seller on or prior to Closing, in an amount that shall not exceed three percent (3%) of the previous fiscal year’s gross sales revenue for all such products (the “Warranty Return Cost”).  In the event that the costs incurred by Buyer under this Section 1.6(d) with respect to warranty claims during each twelve (12) month period commencing on the date of Closing exceed the Warranty Return Cost for the preceding fiscal year, the amount of such excess may be offset against Buyer’s payment obligation under the Promissory Note, as hereinafter defined; and

(e)                                  obligations owed by Seller to employees of Seller who are hired by Buyer for:

(i)                                     wages and benefits earned on and after the Closing Date;

(ii)                                  any severance pay resulting from the sale of the Assets to Buyer or owed as a result of the termination of the employment of any such employee by Buyer after the Closing Date;

(iii)                               any earned and accrued vacation that has accrued through the Closing Date as set forth in Schedule 1.6(e) attached hereto; and

(iv)                              any accrued sick time or time off with pay set forth in Schedule 1.6(e).

The obligations in clauses (i) through (iv) under this Section 1.6(e) are hereinafter referred to as “Obligations Owed to Employees”.

1.7                                   Excluded Liabilities.  Except for the Assumed Liabilities, Buyer does not and shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Buyer of, any liabilities, obligations or undertakings of Seller of any nature whatsoever, whether fixed or contingent, known or unknown.  Seller shall be responsible for all of the liabilities, obligations and undertakings of the Beta Calibrators Business not specifically assumed herein, including the “Product Development and Manufacturing Agreement” dated May 7, 2001, with Transmation Products Group, and any stock options, vested or otherwise, held by any of the employees hired by Buyer.  For convenience of reference, the liabilities, obligations and undertakings not included in the definition of Assumed Liabilities, and which are being retained by Seller, are collectively referred to in this Agreement as the “Excluded Liabilities”.

ARTICLE 2

Covenants

2.1                                 Collection of Accounts Receivable.  Seller shall retain ownership of and be responsible for collecting all Accounts Receivable; provided, however, Buyer shall use its best efforts to cooperate with Seller in collecting the Accounts Receivable and shall remit to Seller within three (3) business days of receipt any funds that Buyer receives from a customer that relate to an Account Receivable.  Buyer shall deposit those funds in Seller’s bank account or otherwise remit them to Seller as Seller may instruct.

2.2                                 Use of Name “Hathaway”.  By not later than June 30, 2003, Buyer shall cease using the name “Hathaway” and any derivation, form or likeness thereof on any products or in any other manner.

2.3                                 Employees.  Buyer agrees to hire Seller’s employees listed on Schedule 1.6(e) attached hereto, for the same positions with the same titles, hire dates and wages as listed in Schedule 1.6(e) (the “Employees”).  Buyer agrees that it will indemnify and hold Seller harmless for any claims asserted against Seller by any such Employee for Obligations Owed to Employees.

ARTICLE 3

Representations and Warranties

3.1                                 Representations and Warranties of Seller.  Seller represents and warrants to Buyer as follows:

(a)                                  Corporate Authority and Binding Agreement.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, is duly qualified to do business in Texas, has all requisite corporate power to own all of its properties and assets and to conduct its business as it is now being conducted, and to enter into this Agreement.  This Agreement and its performance by Seller do not conflict with any provision of Seller’s Certificate of Incorporation or By-Laws or any law, regulation, ordinance or any provision of any agreement, instrument, order, award, judgment or decree to which Seller is a party or by which it is bound.  This Agreement is a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms.  Seller has obtained all necessary authorization and approval and consents for the execution of this Agreement and the consummation of the transactions contemplated herein, except for the consents listed in Schedule 3.1(a) attached hereto.

(b)                                 Taxes.  Seller has paid or will pay all taxes that are due that are related to the Beta Calibrators Business or the Assets or which could in any way be imposed on the Beta Calibrators Business, Assets, or Buyer as purchaser of the Beta Calibrators Business or the Assets, except for any sales tax or bulk transfer tax arising as a result of the sale to Buyer, which shall be the responsibility of Buyer.

(c)                                  Title Conveyed.  At Closing, Seller shall convey to Buyer good and marketable title to the Assets being transferred, conveyed, assigned and delivered, free and clear of all liens, claims, pledges, security interests, charges, obligations and encumbrances.

(d)                                 No Proceedings.  No suit, action or other proceeding is pending or, to the knowledge of the Seller, threatened before any governmental authority seeking to restrain the Seller or prohibit its entry into this Agreement or prohibit the consummation of the transactions contemplated hereby, or seeking damages against the Seller or its Assets as a result of the consummation of the transactions contemplated hereby.

(e)                                  Employee Benefit Matters.  Prior to the date of this Agreement, Seller has delivered to Buyer copies of each of the documents listed in Schedule 3.1(e).

(f)                                    Financial Statements.   The Seller has delivered to Buyer the unaudited balance sheet and income statement for the Beta Calibrators Business as of and for the twelve (12) months ended December 31, 2002.

(g)                                 No Material Adverse Change.  To the best knowledge of the Seller, since December 31, 2002, there has not been: any event, circumstance or change that had or might have a material adverse effect on the business, operations, prospects, Assets, financial condition or working capital of the Seller; any material adverse change in the Seller’s sales patterns, pricing policies, accounts receivable or accounts payable; or any transaction outside the ordinary course of the Beta Calibrators Business.

(h)                                 Compliance with Laws.  To the best knowledge of the Seller, the Seller is and has been in compliance in all material respects with any and all material legal requirements applicable to the Seller, other than failures to so comply that would not have a material adverse effect on the business, operations, prospects, Assets or financial condition of the Seller.

(i)                                     Litigation.  To the best knowledge of the Seller, there are no claims, actions, suits, investigations or proceedings against the Seller pending or, to the knowledge of the Seller, threatened in any court or before or by any governmental authority, or before any arbitrator, that might have a material adverse effect (whether covered by insurance or not) on the Assets or condition of the Beta Calibrators Business.

(j)                                     Suppliers, Distributors and Customers.  Since December 31, 2002, no material supplier, distributor or customer of the Beta Calibrators Business has cancelled or otherwise modified its relationship with the Beta Calibrators Business in a manner that is materially adverse to the Seller and, to the knowledge of the Seller, no supplier, distributor or customer of the Seller has any intention to do so.

(k)                                  Product Warranty.  Each product sold, leased, licensed or delivered by the Seller has been in conformity in all material respects with all material contractual commitments and all material express and implied warranties applicable thereto.  Since January 1, 2002, the warranty expenses incurred by the Seller have not been material to the Seller in the aggregate.  The Seller has no notice of any claim of failure of its products to conform to any applicable contractual commitments or warranties that could give rise to material liability on the part of the Seller.  No product sold, leased, licensed or delivered by the Seller is subject to any guaranty, warranty, or other indemnity that differs in any material respect from the applicable standard terms and conditions of license and sale, other than differences that, individually or in the aggregate, could not reasonably be expected to give rise to material liability on the part of the Seller.

(l)                                     Full Disclosure.  All information furnished to Buyer in accordance herewith is true, correct and complete in all material respects.  No representation or warranty of Seller in this Agreement, nor any written statement or certificate executed by Seller and furnished or to be furnished to Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain as of the Closing any untrue statement of a material fact or omits or will omit as of the Closing to state a material fact necessary to make the statements contained herein or therein not misleading.

3.2                                 Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as follows:

(a)                                  Corporate Authority and Binding Agreement.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.  Buyer has all requisite corporate power to enter into this Agreement and to issue the Promissory Note to Seller.  This Agreement and the Promissory Note, and their performance by Buyer do not conflict with any provision of the Buyer’s Articles or Certificate of Incorporation or By-Laws or any law, regulation, ordinance or any provision of any agreement, instrument, order, award, judgment or decree to which Buyer is a party or by which it is bound.  This Agreement and the Promissory Note are legal, valid and binding agreements of Buyer enforceable against Buyer in accordance with their terms.  Buyer has obtained all necessary authorization and approval for the execution of this Agreement and the Promissory Note and the consummation of the transactions contemplated herein and therein, except for the consent of Landlord for the assignment of the Lease to Buyer.

(b)                                 Litigation.  To the best knowledge of the Buyer, there are no claims, actions, suits, investigations or proceedings against the Buyer pending or, to the knowledge of the Buyer, threatened in any court or before or by any governmental authority, or before any arbitrator, that seek to prevent or, which if successful, would prevent Buyer from consummating the transactions contemplated by this Agreement.

(c)                                  Full Disclosure.  All information furnished to Seller in accordance herewith is true, correct and complete in all respects. No representation or warranty of Buyer in this Agreement, nor any written statement or certificate executed by Buyer and furnished or to be furnished to Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain as of the Closing any untrue statement of a material fact or omits or will omit as of the Closing to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 4

Closing

4.1                                 Closing Procedures.

(a)                                  Closing Date.  The closing (the “Closing”) hereunder shall take place at the offices of Merra, Kanakis, Creme & Mellor, PC on the later of:

(i)                                     March 3, 2003 at 11:30 a.m. Eastern Time; or

(ii)                                  three (3) business days after the date on which all conditions have been satisfied or are capable of being satisfied (the “Closing Date”).

(b)                                 Buyer’s Closing Deliveries.  At the Closing:

(i)                                     Payment of Purchase Price.

(1)                                  Buyer shall pay to Seller $200,000 of the Purchase Price in cash, or in immediately available funds by certified or official bank check, or by wire transfer;

(2)                                  Buyer shall pay, or remit to Seller for payment, any sales or transfer tax arising from the sale of the Assets to Buyer; and

(3)                                  Buyer shall pay to Seller the balance of the Purchase Price (i.e. $50,000) by executing and delivering to Seller a promissory note in the form of Exhibit A attached hereto (the “Promissory Note”).

(ii)                                  Assumption of Liabilities.  Buyer shall assume, and agrees to perform, pay and discharge, and will indemnify and hold Seller harmless against, the Assumed Liabilities and all costs, including reasonable attorney fees, incurred by Seller in connection with any claims asserted against it in connection with any Assumed Liability.

(iii)                               Officer’s Certificate.  Buyer shall deliver to Seller the certificates executed by a duly authorized officer of the Buyer, as required by Sections 4.2(a) and 4.2(b) hereof.

(iv)                              Guaranty.  Buyer shall deliver a signed original of Guarantor’s Unlimited Guaranty Agreement in the form of Exhibit B attached hereto (the “Guaranty”).

(c)                                  Seller’s Closing Deliveries.  At the Closing:

(i)                                     Consents.  Seller shall deliver to Buyer any and all consents listed in Schedule 3.1(a) attached hereto, which consents shall be duly executed by the appropriate persons and entities.

(ii)                                  Transfer of Assets.  Seller shall transfer all of the Assets to Buyer.

(iii)                               Officer’s Certificate.  Seller shall deliver to Buyer the certificates executed by a duly authorized officer of the Seller, as required by Sections 4.3(a) and 4.3(b) hereof.

(d)                                 Documents.. At Closing, the parties shall execute and exchange such bills of sale, assignments, instruments of assignment and other documents as may be reasonably necessary to effect the transaction contemplated by this Agreement.

4.2                                 Seller’s Conditions to Closing.   The obligations of the Seller to close shall be subject to the following conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the Buyer set forth in Section 3.2 hereof shall be true and correct as of the date of this Agreement and as of the Closing as though those representations and warranties had been made at and as of that time, and the Seller shall have received at the Closing a certificate to that effect signed by a duly authorized officer of the Buyer;

(b)                                 No Litigation.  There shall not have been instituted or threatened against Buyer on or before the Closing any action or proceeding to restrict or prohibit the transactions contemplated by this Agreement, and Seller shall have received at the Closing a certificate to that effect signed by a duly authorized officer of the Buyer;

(c)                                  Consideration.  The Purchase Price required to be paid at the Closing pursuant to Section 4.1(b)(1) shall have been paid; and

(d)                                 Guaranty.  The Guarantor’s Guaranty shall have been delivered to Seller at the Closing.

4.3                                 Buyer’s Conditions to Closing.  The obligations of the Buyer to close shall be subject to the following conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the Seller set forth in Section 3.1 hereof shall be true and correct as of the date of this Agreement and as of the Closing as though those representations and warranties had been made at and as of that time, and the Buyer shall have received at the Closing a certificate to that effect signed by a duly authorized officer of the Seller;.

(b)                                 No Litigation.  There shall not have been instituted or threatened against Seller any action or proceeding to restrict or prohibit the transactions contemplated by this Agreement and Buyer shall have received at the Closing a certificate to that effect signed by a duly authorized officer of the Seller to that effect; and

(c)                                  Consents.  Any and all consents listed or required to be listed in Schedule 3.1(a) attached hereto shall have been duly executed by the person or entity required to consent and shall have been delivered to Buyer.  The Buyer shall have received all licenses and permits necessary for operation of the Beta Calibrators Business from and after the Closing.

4.4                                 Best Efforts to Satisfy Conditions.  The parties will use their best efforts to promptly secure the satisfaction of the conditions to Closing.

4.5                                 Waiver of Conditions.  Seller and Buyer may, at their respective options, waive any conditions to their respective obligations to close.

4.6                                 Termination of Agreement.  This Agreement may be terminated at any time prior to the Closing:

(a)                                  by written agreement of the parties hereto;

(b)                                 by Buyer, if there has been a violation or breach by the Seller of any of Seller’s material agreements, representations or warranties contained in this Agreement which has not been waived by Buyer in writing or if there has been any event or occurrence which has rendered the satisfaction of a condition to the obligations of Buyer impossible and such condition has not been waived by Buyer in writing;

(c)                                  by Seller, if there has been a violation or breach by Buyer of any of Buyer’s material agreements, representations or warranties contained in this Agreement which has not been waived by Seller in writing or if there has been any event or occurrence which has rendered the satisfaction of a condition to the obligations of Seller impossible and such condition has not been waived by Seller in writing; or

(d)                                 by any party hereto if the Closing shall not have occurred on or before June 30, 2003.

4.7                                 Procedure Upon Termination.  In the event of termination by Buyer or by Seller pursuant to Section 4.6 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by the parties hereto.  If the transactions contemplated by this Agreement are terminated as provided herein:

(a)                                  each party, if requested, will redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

(b)                                 all confidential information received by either party hereto with respect to the business of any other party shall not be used or disclosed to another person to the detriment of any other party; and

(c)                                  no party hereto and none of their respective directors, officers, stockholders, affiliates or controlling persons shall have any liability or further obligation to the other party to this Agreement.

ARTICLE 5

Post-Closing Covenants and Indemnities

5.1                                 Post-Closing Indemnification by Seller.

(a)                                  The representations and warranties of the Seller contained in Section 3.1 shall expire eighteen (18) months from the date of this Agreement.

(b)                                 The Seller shall indemnify and hold harmless Buyer and its shareholders, directors, officers, employees and representatives for, from and against any and all damages arising out of, resulting from or in any way related to:

(i)                                     a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by the Seller in this Agreement or in any document or certificate delivered by the Seller pursuant hereto;

(ii)                                  the Excluded Liabilities;

(iii)                               the existence of any liabilities or obligations, whether arising from any breach, warranty, misrepresentation or omission or failure to perform any agreement or covenant of the Seller other than the Assumed Liabilities; and/or

(iv)                              any infringement claims based upon the Buyer’s use of the trademarks assigned hereunder.

(c)                                  Notwithstanding anything contained in Sections 5.1(a) and 5.1(b) to the contrary, the Seller shall be required to indemnify and hold harmless Buyer under this Article 5 only to the extent the aggregate amount of any damages asserted by Buyer under Section 5.1(b) exceed a deductible of $20,000.  In addition, the Seller shall not be required to indemnify and hold harmless Buyer under this Article 5 to the extent that any such damages asserted by Buyer under Section 5.1(b) exceeds the Purchase Price, less the $20,000 deductible..

5.2                                 Post-Closing Indemnification by Buyer.

(a)                                  The representations and warranties of the Buyer contained in Section 3.2 shall expire eighteen (18) months from the date of this Agreement.

(b)                                 The Buyer shall indemnify and hold harmless Seller and its shareholders, directors, officers, employees and representatives for, from and against any and all damages arising out of, resulting from or in any way related to:

(i)                                     a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by the Buyer in this Agreement or in any document or certificate delivered by the Buyer pursuant hereto;

(ii)                                  any product liability claims with respect to any products sold by Buyer after the Closing or arising from warranty, replacement or repair work done by Buyer after Closing relating to any products made by Seller prior to Closing;

(iii)                               the Assumed Liabilities; and

(iv)                              any and all liabilities and obligations of Buyer related to Buyer’s operations of the Beta Calibrators Business arising after the Closing.

5.3                                 Assignment of Contracts.  At the option of Buyer, and notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof or in any way adversely affect the rights of Buyer thereunder.  If such consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of the Seller thereunder so that Buyer would not in fact receive all such rights, the Seller shall cooperate with Buyer to the extent necessary to provide for Buyer the benefits under such claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment, including enforcement for the benefit of Buyer of any and all rights of the Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

5.4                                 Confidentiality.  The parties agree to only disclose information concerning the transactions contemplated by this Agreement to those of their respective employees, agents, accountants, legal counsel and other representatives and advisers who need to know such information for purposes of evaluating and implementing such transactions.  The parties shall, and shall cause their respective employees, agents, accountants, legal counsel and other representatives and advisers to hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement, the Seller, Buyer or their respective businesses; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by the parties or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to the parties, or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers after the date hereof on a non-confidential basis prior to its disclosure by the parties, or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by the parties or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any governmental authority; and provided further that  when a party is required to disclose information pursuant to clause (iii) of this Section, it shall promptly notify the other party of such disclosure.

5.5                                 Further Assurances.  Following the Closing, the Seller and Buyer shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

ARTICLE 6

Miscellaneous

6.1                                 Expenses.  The parties shall each pay all of their respective legal, accounting and other expenses incurred in connection with the transactions contemplated by this Agreement.  Seller shall be solely responsible for any fees due to Blitzer, Ricketson & Co. arising out of this Agreement.

6.2                                 Notices.  Any notice or other communication required or permitted hereunder shall be in writing and delivered personally, or mailed by Registered or Certified Mail return receipt requested or by overnight delivery service, prepaid, addressed as follows or to such other address as a party shall specify for this purpose in a notice given in the same manner:

If to Seller:

Hathaway Process Instrumentation Corporation

c/o Allied Motion Technologies, Inc.

23 Inverness Way East, Suite 150

Englewood, Colorado, 80112

Attn:  Richard D. Smith, President

Copies of notices to Seller shall be sent to:

Jaeckle Fleischmann & Mugel, LLP

800 Fleet Bank Building

12 Fountain Plaza

Buffalo, NY  14202-2292

Attn:  James J. Tanous

If to Buyer:

Beta Calibrator Corp.

c/o Martel Electronics Corp.

P.O. Box 770

1F Commons Drive

Londonberry, NH 03053

Attn:  Thomas Fatur

Copies of notices to Buyer shall be sent to:

Merra, Kanakis, Creme & Mellor, PC

60 Main Street

Nashua, New Hampshire 03060

Attn:  Paul Creme, Esq.

If to Guarantor:

Martel Electronics Corp.

P.O. Box 770

1F Commons Drive

Londonberry, NH 03053

Attn:  Thomas Fatur

Copies of notices to Buyer shall be sent to:

Merra, Kanakis, Creme & Mellor, PC

60 Main Street

Nashua, New Hampshire 03060

Attn:  Paul Creme, Esq.

Any notice given pursuant to this Section shall be deemed given when personally delivered or three (3) days after mailing.

6.3                                 Entire Agreement.  This Agreement, which includes the Schedules and Exhibits attached hereto, contains the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, with respect to the transactions contemplated herein.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party to be charged therewith.

6.4                                 Waiver.  Buyer hereby waives any requirement that Seller may have to comply with any sales tax, transfer tax or bulk sales law or regulation.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  Any waiver must be in writing and signed by the party entitled to performance.

6.5                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of law.

6.6                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.

SELLER:

HATHAWAY PROCESS INSTRUMENTATION CORPORATION

By:	/s/ Richard D. Smith
Richard D. Smith, President

BUYER:

BETA CALIBRATOR CORP.

By:	/s/ Thomas Fatur
Thomas Fatur, President

GUARANTOR:

MARTEL ELECTRONICS CORP.

By:	/s/ Thomas Fatur
Thomas Fatur, President